Exhibit 99.1

Hercules Hires Life Sciences Veteran Kristen Kosofsky as Senior Managing Director

Former Horizon Technology Finance Managing Director Brings over 20 Years of Venture Debt Experience to Hercules

PALO ALTO, Calif., November 11, 2015 - Hercules Technology Growth Capital, Inc. (NYSE: HTGC) (“Hercules”), the leading specialty financing provider to innovative venture growth stage companies backed by leading venture capital firms, today announced the appointment of Kristen Kosofsky as Senior Managing Director in the Life Sciences Group in Hercules’ Boston office.

“I am pleased to welcome Kristen to Hercules and to have such an outstanding and seasoned investment professional join our industry-leading originations team,” stated Manuel A. Henriquez, chairman and chief executive officer of Hercules. “Kristen’s depth of experience and life sciences industry knowledge, coupled with her strong network is reflected in her proven track record of identifying, building and managing a high quality life sciences portfolio. Kristen has the right combination of skills to make significant contributions to our originations team as we continue to expand and execute on our growth plans in working with leading life sciences companies backed by some of the most prominent venture capital firms. I am confident Kristen will make numerous contributions to our company and our efforts to continue to drive earnings and dividend growth.”

Ms. Kosofsky is a seasoned executive, with more than 20 years of experience in the venture debt market, focused on structuring financial transactions for biotechnology, medical device and other healthcare and select clean-tech related companies. Most recently, Ms. Kosofsky served as Managing Director at Horizon Technology Finance, and was responsible for business development in the life sciences market. Prior to Horizon, Ms. Kosofsky served as Vice President, Life Sciences at Comerica Bank in Boston and co-led the life sciences practice. Before joining Comerica, Ms. Kosofsky worked in a number of finance and business development roles at GATX Corporation and Transamerica Technology Finance. Ms. Kosofsky began her career at Financing for Science International, Inc. Ms. Kosofsky received a Bachelor of Science in Business from Central Connecticut State University in New Britain, Connecticut.

About Hercules Technology Growth Capital, Inc.

Hercules Technology Growth Capital, Inc. (NYSE: HTGC) (“Hercules”) is the leading specialty finance company focused on providing senior secured venture growth loans to high-growth, innovative venture capital-backed companies in the technology, biotechnology, life sciences, healthcare, and energy & renewable technology industries. Since inception (December 2003), Hercules has committed more than $5.6 billion to over 325 companies and is the lender of choice for entrepreneurs and venture capital firms seeking growth capital financing. Companies interested in learning more about financing opportunities should contact info@htgc.com, or call 650.289.3060.

Hercules’ common stock trades on the New York Stock Exchange (NYSE) under the ticker symbol “HTGC.”

In addition, Hercules has three outstanding bond issuances of 7.00% Notes due April 2019, 7.00% Notes due September 2019, and 6.25% Notes due July 2024, which trade on the NYSE under the symbols “HTGZ,” “HTGY,” and “HTGX,” respectively.

Forward-Looking Statements:

The information disclosed in this press release is made as of the date hereof and reflects Hercules’ most current assessment of its historical financial performance. Actual financial results filed with the SEC may differ from those contained herein due to timing delays between the date of this release and confirmation of final audit results. These forward-looking statements are not guarantees of future performance and are subject to uncertainties and other factors that could cause actual results to differ materially from those expressed in the forward-looking statements including, without limitation, the risks, uncertainties, including the uncertainties surrounding the current market volatility, and other factors the Company identifies from time to time in its filings with the SEC. Although Hercules believes that the assumptions on which these forward-looking statements are based are reasonable, any of those assumptions could prove to be inaccurate and, as a result, the forward-looking statements based on those assumptions also could be incorrect. You should not place undue reliance on these forward-looking statements. The forward-looking statements contained in this release are made as of the date hereof, and Hercules assumes no obligation to update the forward-looking statements for subsequent events.

Contact:

Michael Hara

Investor Relations and Corporate Communications

Hercules Technology Growth Capital, Inc.

650-433-5578 HT-HN

mhara@htgc.com

or

Muirfield Partners

Mickey Mandelbaum

(310) 785-0810

mickey@muirfieldpartners.com

or

Maya Pogoda

(310) 785-0810

maya@muirfieldpartners.com

2